FREDERICK OTILIUS OLSEN JR. PROXY
Solicitation by FREDERICK OTILIUS OLSEN, JR. for the 2011 KAVILCO, INCORPORATED Annual Meeting of Shareholders
You have the option of voting your Proxy by mail or in person--it is easy and confidential.
Vote by (1) marking your nominee selection(s) by assigning a number of shares to the designated nominee on the appropriate line(s); or (2) check the appropriate box.
Vote by Mail: Return Proxy in Return Envelope provided.
Mail to: Mecham, Richardson & Co
1734 Tongass Avenue
Ketchikan, Alaska 99901
Mailed Proxies must be received no later than Friday November 4, 2011 at 5 PM. Please allow for sufficient time for delivery.
Vote in Person:
Return Proxy in Person to the KAVILCO INCORPORATED Annual Meeting at the Cape Fox Lodge, 800 Venetia Way, in Ketchikan, Alaska, on November 5, 2011 at 1:00 PM. If you vote by more than one method, only the last vote received will count. The undersigned hereby appoints FREDERICK OTILIUS OLSEN, JR. {P.O. Box 371, Kasaan, Alaska 99950-0340} with full power of substitution, as proxy for the undersigned, to attend the Annual Meeting of Shareholders of KAVILCO INCORPORATED, a village corporation within the Sealaska region, organized pursuant to the Alaska Native Claims Settlement Act (ANCSA), to be held at the Cape Fox Lodge, 800 Venetia Way, in Ketchikan, Alaska on Saturday November 5, 2011, at 1 PM, or any adjournment thereof, and to vote the number of votes that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:
(1) TO VOTE DIRECTED in the manner set forth below for the election of the Nominees below for the Board of Directors of the Corporation for three-year terms ending in 2012.
Nominee                       Number of Shares X 3 = Number of Votes Cast
Frederick Otilius Olsen, Jr.        __________ X 3 = ___________
Jeane Breinig                       __________ X 3 = ___________
Ramona Hamar                        __________ X 3 = ___________
Marie Miller                        __________ X 3 = ___________
Proxy Solicitation by FREDERICK OTILIUS OLSEN, JR.
for the 2011 KAVILCO, INCORPORATED Annual Meeting of Shareholders
(2) To ratify the selection Moss Adams LLP as the independent public accountants of the Corporation.
FOR [ ] AGAINST [ ] ABSTAIN [ ]
This Proxy, when properly signed, will be voted as directed by the person voting the Proxy as to such other matters as may properly come before the meeting. FREDERICK OTILIUS OLSEN, JR. knows of no other matters to be considered by the Shareholders. Only Proxies properly returned will be voted. These will be voted as you direct. If you sign the proxy and return it without indicating how you wish to vote, your proxy will be cast for your total number of possible votes to FREDERICK OTILIUS OLSEN, JR.
FREDERICK OTILIUS OLSEN, JR. solicits this Proxy and it will be voted as specified.
Full Name: __________________________
Class of Stock: ___A___
Number of Shares: _______
Dated: ___________, 2011
SIGNATURE: __________________________
(Sign your full name as it appears above)
As Custodian For:____________________
(Minor's name if applicable)
When signing as custodian for a minor, or as executor, administrator, attorney, trustee, or guardian, please write your full title as such. If your name appears as "John A. Smith, Sr., as custodian for John A. Smith,Jr.", sign "John A. Smith, Sr., as custodian for John A. Smith, Jr."
YOUR PROXY WILL NOT BE COUNTED UNLESS YOU SIGN YOUR NAME IN THE PROXY SIGNATURE FIELD PROVIDED.